EXHIBIT 99.1

AVX Corporation Announces Preliminary Fourth Quarter and Full Fiscal Year Results

GREENVILLE, S.C. – April 28, 2014 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the fourth quarter and fiscal year ended March 31, 2014.

Chairman and Chief Executive Officer, John Gilbertson, stated, “We completed our fiscal year with improved results year over year in terms of both sales and income.    The fourth quarter reflected an increase in sales over the third quarter indicating continued demand improvement. It has been a good year as we improved operating profit margins in a challenging market as a result of our focus on value added products for our customers, and diligent cost control.”

Net sales were $351.2 million for the quarter and net income was $39.1 million, or $0.23 per share.

For the fiscal year ended March 31, 2014, the Company reported net sales of $1,442.6 million and net income of $127.0 million, or $0.75 per share, compared to net sales of $1,414.4 million and net income of $102.1 million, or $0.60 per share, excluding an environmental charge, for the fiscal year ended March 31, 2013.

Chief Financial Officer, Kurt Cummings, stated, “Our balance sheet remains strong with cash, cash equivalents and short and long-term investments in securities of $897.5 million and no debt, allowing us substantial flexibility for investments in potential acquisitions, materials, equipment and people to support future growth. We continued to use our resources to provide value to our stockholders during the fiscal year by paying an aggregate of $60.3 million in dividends to stockholders and spending $10.3 million to repurchase shares of AVX stock on the open market.”

AVX, headquartered in Greenville, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2014	2013	2014
Net sales	$360,548	$351,229	$1,414,400	$1,442,604
Cost of sales	297,077	279,957	1,150,630	1,163,770
Gross profit	63,471	71,272	263,770	278,834
Selling, general & admin. expense	28,816	28,281	117,365	119,670
Environmental charge	-	-	266,250	-
Profit (loss) from operations	34,655	42,991	(119,845)	159,164
Other income, net	1,713	1,324	6,523	4,193
Income (loss) before income taxes	36,368	44,315	(113,322)	163,357
Provision for (benefit from) taxes	11,797	5,185	(49,010)	36,320
Net income (loss)	$24,571	$39,130	$(64,312)	$127,037

Basic income (loss) per share	$0.15	$0.23	$(0.38)	$0.75
Diluted income (loss) per share	$0.15	$0.23	$(0.38)	$0.75

Weighted average common shares outstanding:
Basic	168,766	168,228	169,124	168,473
Diluted	168,855	168,446	169,124	168,658

During the first quarter of twelve month period ended March 31, 2013, the Company recorded a pre-tax charge of $266,250, or $0.98 per diluted share on an after-tax basis, related to the EPA’s ongoing clean-up of  New Bedford Harbor in Massachusetts.  Net income, excluding the environmental charge, was $102,094, or $0.60 per diluted share, for the twelve months ended March 31, 2013.  See the GAAP to Non-GAAP Reconciliation below for more information.

AVX CORPORATION

GAAP to Non-GAAP Reconciliation

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2013	2014	2013	2014
Including special charge (GAAP)
Net sales	$360,548	$351,229	$1,414,400	$1,442,604
Net income (loss)	$24,571	$39,130	$(64,312)	$127,037

Basic income (loss) per share	$0.15	$0.23	$(0.38)	$0.75
Diluted income (loss) per share	$0.15	$0.23	$(0.38)	$0.75

Excluding special charge (Non-GAAP)
Special charge (after-tax) environmental charge	$-	$-	$166,406	$-
Net income	$24,571	$39,130	$102,094	$127,037

Basic income per share	$0.15	$0.23	$0.60	$0.75
Diluted income per share	$0.15	$0.23	$0.60	$0.75

In order to better understand the Company’s short-term and long-term financial trends, investors may find it helpful to consider results excluding the environmental charge described herein. The resulting non-GAAP financial measure provides additional information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be of assistance for period-over-period comparisons of such operations. Management considers the exclusion of such charges as part of its evaluation of the operating performance of the Company. Investors should consider the non-GAAP measure as a supplement to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, the non-GAAP financial measure may not be similar to non-GAAP information presented by other companies.  Detail of the Company’s non-GAAP measure is provided in the table above.

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	March 31,
	2013	2014
Assets
Cash and cash equivalents	$486,724	$458,932
Short-term investments in securities	560,364	413,615
Accounts receivable, net	202,031	208,445
Inventories	559,074	550,518
Other current assets	137,340	136,625
Total current assets	1,945,533	1,768,135
Long-term investments in securities	15,576	25,000
Property, plant and equipment, net	258,264	235,725
Goodwill and other intangibles	273,204	280,786
Other assets	109,418	78,154

TOTAL ASSETS	$2,601,995	$2,387,800

Liabilities and Stockholders' Equity
Accounts payable	$115,187	$94,634
Income taxes payable and accrued expenses	215,690	65,527
Total current liabilities	330,877	160,161
Other liabilities	298,188	184,112

TOTAL LIABILITIES	629,065	344,273

TOTAL STOCKHOLDERS' EQUITY	1,972,930	2,043,527

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,601,995	$2,387,800

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking.  The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2015, overall volume and pricing trends, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures.  There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.  Forward-looking statements reflect management's expectations and are inherently uncertain.  The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013, September 30, 2013 and December 31, 2013, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein.  Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this

Press Release as well as other public reports filed by the Company with the SEC.  You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law.  All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Greenville

Kurt Cummings

864-967-9303

finance@avx.com